Exhibit 10.2

AMENDMENT NO. 1
TO THE
ASSET PURCHASE AND SALE AGREEMENT

This Amendment No. 1 to the Asset Purchase and Sale Agreement (this “Amendment”), dated as of September 30, 2008, is entered into by and between Cordillera Texas, L.P., a Texas limited partnership (“Seller”), and Forest Oil Corporation, a New York corporation (“Buyer”).

RECITALS:

A.            Reference is herein made to that certain Asset Purchase and Sale Agreement by and between Seller and Buyer dated August 15, 2008 (the “Purchase Agreement”). Terms used but not defined herein shall have the meanings set forth in the Purchase Agreement.

B.            Seller and Buyer wish to amend the Purchase Agreement to (i) amend and restate the first sentence of Section 2.1 of the Purchase Agreement in its entirety, (ii) amend and restate the first sentence of Section 2.4 of the Purchase Agreement in its entirety, (iii) amend and restate Section 13.2 of the Purchase Agreement in its entirety, and (iv) revise Exhibit B to the Purchase Agreement.

C.            Seller and Buyer, who constitute all of the parties to the Purchase Agreement, desire to amend the Purchase Agreement as set forth herein in accordance with Section 11.3 of the Purchase Agreement.

AGREEMENT:

NOW, THEREFORE, for and in consideration of the mutual promises hereinafter set forth, Seller and Buyer agree as follows:

1.             Amendment to Section 2.1 of the Purchase Agreement.  The first sentence of Section 2.1 of the Purchase Agreement is hereby amended and restated in its entirety as follows:

“In consideration of the sale of the Assets by Seller to Buyer, Buyer shall pay Seller $529,000,000 in cash (the “Cash Consideration”) and shall issue to Seller an aggregate of 7,250,000 shares of Buyer’s common stock, par value $0.10 per share (“Buyer Common Stock” and with the Cash Consideration, the “Purchase Price”), which is quoted under the symbol “FST” on the New York Stock Exchange (“NYSE”).”

2.             Amendment to Section 2.4 of the Purchase Agreement.  The first sentence of Section 2.4 of the Purchase Agreement is hereby amended and restated in its entirety as follows:

“The Cash Consideration shall be further increased by the amount of capital costs paid by, and not otherwise reimbursed to, Seller, not to exceed $41,500,000 to (a) complete the Wells listed on Schedule 2.4(a), and (b) drill and complete the Wells listed on Schedule 2.4(b), in each case regardless of when such capital costs are incurred by Seller.”

3.             Amendment to Section 13.2 of the Purchase Agreement.  Section 13.2 of the Purchase Agreement is hereby amended and restated in its entirety as follows:

“Section 13.2.      Registration of Buyer Common Stock.  Buyer understands and acknowledges that Seller intends to distribute shares of Buyer Common Stock constituting a portion of the Purchase Price at Closing to certain members and beneficial owners of CEP II, which is the parent company of Seller, as contemplated by Section 2.6(c) (the “Selling Members”).  Buyer covenants and agrees to register the resales of the Buyer Common Stock by Seller and the Selling Members by filing the Registration Statement, as promptly as practicable after the Closing.  Buyer shall provide Seller with a reasonable opportunity to review and comment on the Registration Statement prior to filing.  Buyer shall have no obligation to include in the Registration Statement shares of Buyer Common Stock of Seller or any Selling Member who has failed to provide the information required by Section 10.1(j) or such other information that, in the opinion of counsel to Buyer, is reasonably required in order for the Registration Statement to comply with the Securities Act, including without limitation, written confirmation from Seller to Buyer of the receipt of Buyer Common Stock by Seller and each such Selling Member.  If, as a result of any act or omission on the part of Buyer or the failure of Buyer to obtain the consent of Ernst & Young LLP to the filing of the Registration Statement, the Registration Statement has not been filed on or prior to 9:30 a.m. New York, New York time on October 2, 2008 (or if pursuant to Article III, the Closing Date is later than September 30, 2008, then on or prior to 9:30 a.m. New York, New York time on the second Business Day following the Closing Date), then Seller shall be entitled to a payment by Buyer with respect to the shares of Buyer Common Stock required to be registered hereunder, as liquidated damages and not as a penalty, of $1,000,000 per Business Day commencing after 9:30 a.m. New York, New York time on October 2, 2008 (or if pursuant to Article III, the Closing Date is later than September 30, 2008, then commencing on the second Business Day following the Closing Date) until the earlier of (i) the filing of the Registration Statement and (ii) such time as the Buyer Common Stock becomes eligible for resale under SEC Rule 144; provided, however, that the aggregate amount of liquidated damages payable by Buyer pursuant to this Section 13.2 shall not exceed $20,000,000; and provided further, however, that Buyer shall not be obligated to pay such liquidated damages if Buyer is unable to file (or is delayed in the filing of) the Registration Statement for any reason other than any act or omission on the part of Buyer or the failure of Buyer to obtain the consent of Ernst & Young LLP to the filing of the Registration Statement, including without limitation, if Buyer is unable to file (or is delayed in the filing of) the Registration Statement because Buyer shall have not received any consent required to be filed as an exhibit to the Registration Statement, other than the consent from Ernst & Young LLP.”

4.             Amendment to Exhibit B of the Purchase Agreement.  The Leases set forth on Schedule I hereto are hereby added to and made a part of Exhibit B of the Purchase Agreement.

5.             Ratification.  The Purchase Agreement, as hereby amended, is ratified and confirmed in all respects.

6.             Governing Law.   This Amendment is governed by the Laws of the State of Texas, excluding any choice of Law rules that may direct the application of the Laws of another jurisdiction.

7.             Counterparts.  This Amendment may be executed in multiple counterparts, each of which when so executed shall be deemed an original and all of which shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 to the Asset Purchase and Sale Agreement as of the day and year first above written.

SELLER:

CORDILLERA TEXAS, L.P.

By:	/s/ George H. Solich
Name:	George H. Solich
Title:	President

BUYER:

FOREST OIL CORPORATION

By:	/s/ Cyrus D. Marter IV
Name:	Cyrus D. Marter IV
Title:	Senior Vice President, General Counsel and
Secretary

Signature Page to Amendment No. 1 to Asset Purchase and Sale Agreement